EXHIBIT 1.1

FORM NO. 6 Registration No. 31325 BERMUDA CERTIFICATE OF INCORPORATION I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 4th day of January, 2002 Viatel Holding (Bermuda) Limited was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.